Exhibit 10.2

AMENDMENT No. 1

CONSULTING AGREEMENT

This Amendment No. 01 (“Amendment”) is entered into as of September 16, 2019 (the “Amendment Effective Date”) between Dinah Sah (“Consultant”) and Voyager Therapeutics, Inc. (“Voyager”) and relates to the Agreement referred to below.

WHEREAS, the parties previously entered into a CONSULTING AGREEMENT, effective June 28, 2019 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants and obligations set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Section 2 Compensation of Exhibit A Accounting of Services Form shall be amended as set forth below:

“Fees:  During the Term, Voyager will pay Consultant fees for Services as follows:

For the month of July 2019:  $20,000 per month

For the months of August 2019 and September 2019: $35,000 per month

For the months of October 2019 through December 2019:  $2500 per day; provided, that regardless of the number of days worked in any month Consultant (i) shall receive as a retainer a minimum monthly payment of $20,000 per month, and (ii) shall not be entitled to receive a payment in excess of $40,000 per month.  For purposes of calculating the number of days worked in any month, Consultant shall (i) aggregate the number of hours of Services performed during the month, (ii) divide by eight (8), and (iii) invoice the Company in full and half day increments.

Beginning January 1, 2020, $450 per hour.”

2.   The first and second sentences of Section 2 Invoicing of Exhibit A Accounting of Services Form shall be amended as set forth below:

“Invoicing: No invoice will be required for the months of July, August or September.  Commencing on October 1, 2019 Consultant will invoice Voyager  for the consulting fees and associated expenditures related to Services performed.”

3. Initially capitalized terms used herein but not otherwise defined shall have the same meanings as set forth in the Agreement.

4.Except as expressly modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

5.This Amendment may be executed and delivered by facsimile or electronically transmitted signature and in two or more counterparts, all of which together shall constitute one and the same instrument.  The parties agree that upon being signed and delivered by the parties, this Amendment shall become effective and binding and that such signed copies will constitute evidence of the existence of this Amendment.

IN WITNESS WHEREOF, the parties hereto entered into this Amendment by their duly authorized representatives as of the Effective Date.

VOYAGER THERAPEUTICS, INC.DINAH SAH

By: /s/ Omar Khwaja                                    By:  /s/ Dinah Sah

Name: Omar KhwajaName: Dinah Sah

Title: Chief Medical Officer and Head of

Research and Development